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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K as of December 31, 1998 of our report dated January 29, 1999 included in Sirrom Capital Corporation and Subsidiaries' annual report to shareholders.



                                             ARTHUR ANDERSEN LLP


Nashville, Tennessee
February 15, 1999